UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Hillcrest Avenue
Dallas, Texas	75205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HTH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2023, Andrew J. Littlefair resigned from the Board of Directors of Hilltop Holdings Inc. (the “Company”) effective immediately. Mr. Littlefair’s resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 19, 2023, the Board of Directors (the “Board”) of the Company approved and adopted the Fourth Amended and Restated Bylaws of the Company (as so amended and restated, the “Fourth Amended and Restated Bylaws”), which became effective as of such date. The amendments adopted in the Fourth Amended and Restated Bylaws address certain procedural and disclosure requirements for Company stockholders proposing business for consideration, or nominating individuals for election as directors, at the Company’s annual or special meetings of stockholders, primarily in connection with the adoption of “universal proxy” rules pursuant to Rule 14a-19 of the Securities Exchange Act of 1934, as amended (“Rule 14a-19”). The Fourth Amended and Restated Bylaws also include other technical, clarifying and modernization revisions.

The amendments adopted pursuant to the Fourth Amended and Restated Bylaws include revisions that, among other things:

•	Clarify certain procedural requirements with respect to director nominations related to the delivery of notices and the number of nominees that stockholders may nominate for election, including a representation that stockholders will comply with Rule 14a-19;

•	Enhance and clarify certain other procedural and informational notice requirements applicable to stockholders seeking to nominate directors or propose other business at meetings of stockholders, including a requirement that the information is updated and supplemented to be accurate and timely;

•	Require that any stockholder making director nominations provide a representation that such stockholder intends to solicit the holders of shares of Company common stock representing at least 67% of the voting power of the shares entitled to vote on the election of directors and provide reasonable evidence of compliance with Rule 14a-19 upon request;

•	Reserve white proxy cards for the exclusive use of the Board;

•	Provide for the option to hold meetings by remote communication in accordance with Section 2-503 of the Maryland General Corporation Law and provide that in the event a meeting is held by remote communication, information required for stockholders to participate, be considered present, and vote at the meeting be provided in accordance with the notice provisions of the Fourth Amended and Restated Bylaws;

•	Clarify the term of each elected director;

•	Provide that rules, regulations and procedures prescribed at a meeting of stockholders need not be in writing; and

•	Make certain other ministerial, non-substantive and conforming changes.

The foregoing description of the Fourth Amended and Restated Bylaws is not intended to be complete and is qualified in its entirety by reference to the complete text of the Fourth Amended and Restated Bylaws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibit(s) are filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit Number	Description of Exhibit
3.1	Fourth Amended and Restated Bylaws of Hilltop Holdings Inc., effective as of October 19, 2023.

104	Cover Page Interactive File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date:	October 25, 2023	By:	/s/ COREY PRESTIDGE
		Name:	Corey G. Prestidge
		Title:	Executive Vice President, General Counsel & Secretary